	Home Equity Loan Backed GMACM Series 2001-HE2
			Payment Date	01/27/2003

Servicing Certificate	Group 1A	Group 1B	Group 2
Beginning Pool Balance	215,777,959.20	244,627,914.14	238,807,415.59
Beginning PFA	0.00	0.00	0.00
Ending Pool Balance	216,865,402.03	243,629,333.63	216,533,365.45
Ending PFA Balance	-	-	-
Principal Collections	14,307,708.62	19,886,022.86	22,155,440.38
Principal Draws	4,575,892.23	5,449,610.13	-
Net Principal Collections	9,731,816.39	14,436,412.73	22,155,440.38
Active Loan Count	9,626	5,394	6,533

Interest Collections	1,083,395.39	1,205,215.15	1,841,719.98

Weighted Average Net Loan Rate	4.81020%	4.52880%	8.29048%
Substitution Adjustment Amount	0.00	0.00	0.00

	Beginning	Ending				Interest	Security
Term Notes	Balance	Balance	Factor	Principal	Interest	Shortfalls	%	Coupon
Class I - A - 1	224,356,000.00	214,624,183.61	0.9566233	9,731,816.39	327,061.19	0.00	20.16%	1.640%
Class I - A - 2	255,444,000.00	240,934,755.29	0.9431999	14,509,244.71	374,651.20	0.00	22.63%	1.650%
Class II - A - 1	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	0.000%
Class II - A - 2	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	5.220%
Class II - A - 3	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	5.670%
Class II - A - 4	88,371,255.03	71,366,630.31	0.5686584	17,004,624.72	469,104.08	0.00	6.70%	6.370%
Class II - A - 5	49,265,000.00	49,265,000.00	1.0000000	0.00	281,549.48	0.00	4.63%	6.858%
Class II - A - 6	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	0.000%
Class II - A - 7	92,396,160.56	87,126,735.14	0.7069967	5,269,425.42	478,150.13	0.00	8.18%	6.210%
Certificates	-	-	-	-	1,937,811.85	-	-	-

Loan Group 1A
Beginning Overcollateralization Amount	2,243,560.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	0.00		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	2,243,560.00
Target Overcollateralization Amount	2,243,560.00

Loan Group 1B
Beginning Overcollateralization Amount	2,622,427.50		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	72,831.98		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	2,695,259.48
Target Overcollateralization Amount	2,695,259.48	0.00

Loan Group 2
Beginning Overcollateralization Amount	8,775,000.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	0.00		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	8,775,000.00
Target Overcollateralization Amount	8,775,000.00

Liquidation Loss Amounts	Loan Group 1A	Loan Group 1B	Loan Group 2

Beginning Loss Amount	292,318.36	351,028.43	893,893.63
Current Month Loss Amount	0.00	0.00	118,609.76
Current Month Recoveries	0.00	1,992.70	2,289.35
Net Ending Loss Amount	292,318.36	349,035.73	1,010,214.04

Loan Group 1A
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,999,702.08	76	0.92%
Delinquent Loans (60 Days)*	200,895.24	13	0.04%
Delinquent Loans (90 Days)*	83,656.09	5	0.02%
Delinquent Loans (120 Days)*	122,134.98	5	0.03%
Delinquent Loans (150 Days)*	79,033.54	3	0.02%
Delinquent Loans (180 Days)*	-	6	0.00%
REO	-	0	0.00%
FC	292,580.95	5	0.06%
BK	685,426.17	0	0.15%

Loan Group 1B
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,316,107.78	31	0.54%
Delinquent Loans (60 Days)*	116,270.77	5	0.03%
Delinquent Loans (90 Days)*	286,487.47	7	0.06%
Delinquent Loans (120 Days)*	170,845.48	2	0.04%
Delinquent Loans (150 Days)*	99,877.29	1	0.02%
Delinquent Loans (180 Days)*	140,819.48	4	0.03%
REO	-	0	0.00%
FC	340,363.25	6	0.07%
BK	928,773.66	21	0.20%

Loan Group 2
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,829,055.26	63	0.84%
Delinquent Loans (60 Days)*	482,702.40	17	0.22%
Delinquent Loans (90 Days)*	550,623.75	18	0.25%
Delinquent Loans (120 Days)*	223,853.18	6	0.10%
Delinquent Loans (150 Days)*	206,934.12	6	0.10%
Delinquent Loans (180 Days)*	228,109.09	6	0.11%
REO	-	0	0.00%
FC	290,646.11	11	0.13%
BK	1,695,108.41	53	0.78%

*Delinquency Figures Do Not Include Foreclosures, REO and Bankruptcy.

Groups	Capitalized Interest Account LG1A		Capitalized Interest Account LG1B		Capitalized Interest Account LG2
Beginning Balance	0.00		0.00		0.00
Withdraw relating to Collection Period	0.00		0.00		0.00
Interest Earned (Zero, Paid to Funding Account)	0.00		0.00		0.00
Total Ending Capitalized Interest Account Balance as of Payment Date	-		-		0.00
Interest earned for Collection Period	0.00		0.00		0.00
Interest withdrawn related to prior Collection Period	0.00		0.00		0.00

Prefunding Account	Loan Group 1A	Loan Group 1B	Loan Group 2
Beginning Balance	0.00	0.00	0.00
Additional Purchases During Revoliving Period	0.00	0.00	0.00
Excess Of Draws over Principal Collections	0.00	0.00	0.00
Total Ending Balance as Of Payment Date	0.00	0.00	0.00
Interest earned for Collection Period	0.00	0.00	0.00
Interest Withdrawn related to prior Collection Period	0.00	0.00	0.00

Funding Account	Loan Group 1A	Loan Group 1B	Loan Group 2
Beginning Funding Account Balance	10,821,600.80	13,438,513.36	0.00
Deposit to Funding Account	0.00	0.00	0.00
Payment for Additional Purchases	10,819,259.22	13,437,832.22	0.00
To close funding remaining balance due note holders	2,341.58	681.14
Ending Funding Account Balance as of Payment Date	0.00	0.00	0.00
Interest earned for Collection Period	204.34	152.97	0.00
Interest withdrawn related to prior Collection Period	1,912.12	1,293.28	0.00

Cuurent Month Repurchases Units	0	0	0
Cuurent Month Repurchases ($)	-	-	-